Exhibit 10.6

Execution Version

AMENDED AND RESTATED PROMISSORY NOTE

$5,000,000.00

This AMENDED AND RESTATED PROMISSORY NOTE (as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms, the “Note”) is made and entered into as of December 2, 2021, by and between American Virtual Cloud Technologies, Inc., a Delaware corporation (the “Maker”), and Daniel D. Phelan (the “Original Noteholder” and, together with the Maker, the “Parties”).

RECITALS

A. The Maker issued to the Original Noteholder that certain Promissory Original Note in the original principal amount of $5,000,000, dated as of September 16, 2021 (the “Original Note”).

B.   On the date hereof, the Maker is entering into a Credit Agreement with Monroe Capital Management Advisors, LLC, as administrative agent for the Lenders party thereto (the “Monroe Credit Agreement”), pursuant to which such Lenders will provide the Maker with term loans in an aggregate amount of more than $20,000,000, the proceeds of which will be used to, among other things, repay in full the amounts owed under the Senior Credit Facility (as defined in the Original Note).

C.   The consummation of the transactions contemplated by the Monroe Credit Agreement would, absent this amendment (i) trigger the maturity of the Loan under the Original Note and (ii) constitute a Senior Credit Termination (as defined in the Original Note).

D. The Maker and the Original Noteholder now desire to amend, restate and supersede the Original Note in its entirety, as set forth in this Note.

NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), intending to be legally bound, the Maker and the Original Noteholder agree that the Original Note is hereby amended and restated as follows:

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, the Maker hereby unconditionally promises to pay to the order of the Noteholder the principal amount of $5,000,000.00 (the “Loan”), together with all accrued interest thereon, as provided in this Note.

1. Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Applicable Rate” means 12% per annum.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to close.

“Default” means any of the events specified in Section 7 which constitute an Event of Default or which, upon the giving of notice, the lapse of time, or both, pursuant to Section 7 would, unless cured or waived, become an Event of Default.

“Event of Default” has the meaning set forth in Section 7.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

“Interest Payment Date” means the last day of each month commencing on the first such date to occur after the execution of this Note.

“Junior Debt” means all present and future indebtedness, obligations and liabilities of Maker to Noteholder under or otherwise pursuant to the Note, whether for principal, interest, fees, costs and expenses (including, without limitation, attorneys’ fees) or otherwise.

“Law” as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge, or other security interest.

“Loan” has the meaning set forth in the introductory paragraph.

“Maker” has the meaning set forth in the introductory paragraph.

“Maturity Date” means the earliest of (a) September 16, 2022, (b) the Maker’s consummation of primary sales of registered equity securities resulting in the Maker’s receipt of gross proceeds of not less than $20,000,000, (c) the Maker’s consummation of the sale of its Computex business unit and (d) the date on which all amounts under this Note shall become due and payable pursuant to Section 6; provided that, if the Maturity Date pursuant to any of the foregoing clauses (a) through (d) occurs at a time when the Senior Credit Facility remains outstanding, other than as a result of a voluntary extension of the due date of the Senior Credit Facility by the Lenders when no Default (as defined in the Senior Credit Agreement) has occurred and is continuing, the Maturity Date shall be automatically extended until such time as the Senior Credit Termination has occurred.

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Parties” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

“Premium Payment” means such amount, if any, as is required to result in the Noteholder having received, upon the final payment of all remaining amounts due under this Note pursuant to Section 2, payments equal to, in the aggregate, 125% of the original principal amount of this Note (inclusive of the repayment of the principal amount of the Loan and all interest payments hereunder).

“Senior Credit Agreement” means that certain Credit Agreement dated as of November [●], 2021, by and among the Maker, the lenders party thereto from time to time (the “Lenders”) and Monroe Capital Management Advisors, LLC, as administrative agent for such Lenders (the “Agent”).

“Senior Credit Facility” means collectively, all financial accommodations extended by the Lenders to the Maker under the Senior Credit Agreement and the other Loan Documents (as defined in the Senior Credit Agreement).

“Senior Credit Termination” means the date upon which (a) the indebtedness, obligations and liabilities of the Maker (other than contingent obligations with respect thereto for which no claims have been asserted) under the Senior Credit Agreement and the Loan Documents (as defined in the Senior Credit Agreement) are paid and satisfied in full in cash and (b) all commitments of the Lenders to extend financial accommodations with respect to the Senior Credit Facility have been terminated.

2. Final Payment Date; Optional Prepayments; Amendment Fee.

2.1 Final Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, any required Premium Payment and all other amounts payable under this Note shall be due and payable on the Maturity Date.

2.2   Optional Prepayment. After the Senior Credit Termination, the Maker may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and any required Premium Payment. No prepaid amount may be reborrowed.

2.3   Amendment Fee. On the date hereof, in consideration of the Noteholder’s agreement to the amendments to the Original Note set forth herein, the Maker shall pay to the Noteholder a fee in an amount equal to $1,250,000 (the “Amendment Fee”). For the avoidance of doubt, upon the repayment of the Loan on the Maturity Date, the Premium Payment shall be payable to the Noteholder as set forth herein, without reduction by the Amendment Fee.

3. Interest.

3.1   Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate from the date the Loan was made pursuant to the Original Note until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise.

3.2   Interest Payment Dates. Beginning after the Senior Credit Termination, interest shall be payable monthly in arrears to the Noteholder on each Interest Payment Date.

3.3   Computation of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which such Loan is made and shall not accrue on the Loan on the day on which it is paid.

3.4   Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Maker under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law.

4. Payment Mechanics.

4.1   Manner of Payment. All payments of interest and principal shall be made in lawful money of the United States of America no later than 12:00 PM on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Maker from time to time.

4.2   Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.

4.3   Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5. Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

5.1 Failure to Pay. The Maker fails to pay (a) any principal amount of the Loan when due; or (b) interest or any other amount when due and such failure continues for five days after written notice to the Maker.

5.2 Breach of Representations and Warranties. Any representation or warranty made by the Maker to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made.

5.3 Cross-Defaults. The Maker fails to pay when due any of its indebtedness (other than indebtedness under this Note), or any interest or premium thereon, when due and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness (including the Senior Credit Agreement).

5.4 Bankruptcy.

(a) The Maker commences any case, proceeding, or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Maker makes a general assignment for the benefit of its creditors;

(b) There is commenced against the Maker any case, proceeding, or other action of a nature referred to in Section 7.5(a) which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of 60 days;

(c) There is commenced against the Maker any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

(d) The Maker is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due.

6. Remedies. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Maker (a) declare the entire principal amount of the Loan, together with all accrued interest thereon and all other amounts payable under the Note, immediately due and payable and/or (b) exercise any or all of its rights, powers, or remedies under applicable law; provided, however that, if an Event of Default described in Section 5.4 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration, or other act on the part of the Noteholder.

7. Miscellaneous.

7.1   Notices.

(a) All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing to such address as a Party may from time to time specify in writing.

(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day); and (iii) sent by email shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email, or other written acknowledgment).

7.2   Expenses. The Maker shall reimburse the Noteholder on demand for all reasonable and documented out-of-pocket costs, expenses, and fees (including reasonable expenses and fees of its external counsel and costs of collection in the event of any Default) incurred by the Noteholder in connection with the transactions contemplated hereby, including the negotiation, documentation, and execution of this Note and the enforcement of the Noteholder’s rights hereunder.

7.3   Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of Georgia, without regard to any conflict of law provisions thereof.

7.4   Submission to Jurisdiction.

(a) The Maker hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note may be brought in the courts of the State of Georgia or of the United States of America sitting in the State of Georgia and (ii) submits to the jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against the Maker in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b) Nothing in this Section 7.4 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Maker in any other court having jurisdiction over the Maker or (ii) serve process upon the Maker in any manner authorized by the laws of any such jurisdiction.

7.5 Venue. The Maker irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 7.4(b) and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

7.6 Waiver of Jury Trial. THE MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

7.7 Integration. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

7.8 Successors and Assigns. This Note may not be assigned, transferred, or negotiated by the Noteholder to any Person, at any time, without the prior written consent of the Maker. The Maker may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of and be binding upon the Parties and their permitted assigns.

7.9 Waiver of Notice. The Maker hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity, and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.

7.10 Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the Parties. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. Notwithstanding anything to the contrary contained herein, each of Maker and the Noteholder agrees, confirms and acknowledges that (i) the Agent is an obligee and third-party beneficiary under this Note and has the right to enforce such provisions as if the Agent were an original party hereto and (ii) until after the Senior Credit Termination, no amendments, modifications, supplements, waivers or consents to this Note will be effective without the consent of the Agent.

7.11 Subordination. The Noteholder, by accepting this Note, agrees that payment of principal and interest on (or any other obligations relating to or arising under) this Note is subordinated in right of payment, to the extent and in the manner provided in this Section 7.11, to the prior payment in full of all indebtedness, obligations and liabilities (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) under the Senior Credit Facility, and that the Agent and the Lenders are the intended express third party beneficiaries of the subordination provisions set forth herein. No payments in respect of Junior Debt shall be made while the Senior Credit Facility remains outstanding, except that, so long as no Default (as defined in the Senior Credit Agreement) has occurred and is continuing, the Maker may pay scheduled interest in cash under this Note. At any time when cash interest is not permitted to be paid by Maker pursuant to the foregoing sentence, the Maker may pay such interest in kind by adding the amount of accrued interest to the outstanding unpaid principal balance of this Note.

Furthermore, the Noteholder shall not take or accept any liens or security interests in any property of Maker or any of its Subsidiaries, whether now owned or hereafter acquired, as security for this Note. For purposes of the foregoing, any claim of a right of setoff, or lien of judgment, execution or levy, shall be treated in all respects as a security interest and no claimed right of setoff, lien of judgment, execution or levy shall be asserted to defeat or diminish the rights or priorities provided for herein. Any security interest or lien that Noteholder may have or acquire in the property of Maker or its Subsidiaries in violation hereof shall be (i) promptly released, discharged and terminated of record, and (ii) until released, discharged and terminated, (A) such lien shall be held for the benefit of the Agent and Lenders, and (B) such lien shall be subordinated for all purposes and in all respects to the liens and security interests of the Agent and Lenders, notwithstanding the respective dates of attachment or perfection of the security interests of Noteholder and the security interests of the Agent and Lenders.

In furtherance of the foregoing, the Noteholder agrees that except as expressly permitted in this Section 7.11, it will not demand or receive from Maker (and Maker will not pay to Noteholder) all or any part of the Junior Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Noteholder exercise any right or remedy under this Note, or any other right or remedy available at law or equity, nor will Noteholder commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Maker, until the Senior Credit Termination. Accordingly, until the Senior Credit Termination, (i) Noteholder shall not demand, collect or accept from Maker, or any other Person, any payment (other than scheduled interest payments or payments in kind, in each case, expressly permitted herein) on account of the Junior Debt or any part thereof; (ii) Noteholder shall not accelerate the maturity or payment of any of the Junior Debt, or assert, collect, enforce or seek to enforce any right or remedy with respect to the Junior Debt or any part thereof; (iii) Maker and Noteholder shall not amend, alter or modify any provision of this Note without the prior written consent of the Agent (other than to reduce the rate of interest or extend the time for payment); (iv) Noteholder shall not commence or join with any other creditor of Maker in commencing any insolvency or like proceeding against Maker; and (x) neither Noteholder nor Maker otherwise shall take or permit any action prejudicial to or inconsistent with Agent and Lenders’ priority position over Noteholder that is created by this Note.

Noteholder agrees that Agent and Lenders may consent to the use of cash collateral of, or provide debtor-in-possession financing to, Maker on such terms and conditions and in such amounts as Agent and Lenders, in their sole discretion, may decide. Noteholder agrees that it will not object to or oppose any such cash collateral usage, any debtor-in-possession financing or any sale or other disposition of any property securing all or any part of the Senior Credit Facility free and clear of security interests, liens, or other claims of Noteholder under Section 363 of the U.S. Bankruptcy Code or any other provision of the U.S. Bankruptcy Code, if Agent and Lenders have consented to such sale or disposition. Noteholder agrees not to assert any right it may have to “adequate protection” in such insolvency or like proceeding and agrees that it will not seek to have the automatic stay lifted in any insolvency or like proceeding. Noteholder agrees that it will not provide, or offer to provide, any debtor-in-possession financing to Maker without the prior written consent of the Agent. Noteholder agrees not to vote for any plan of reorganization that does not provide for the prior payment in full in cash of the Senior Credit Facility or otherwise vote its claims or interests in such insolvency or like proceeding (including voting for, or supporting, confirmation of any plans of reorganization) in a manner that would be inconsistent with Noteholder's covenants and agreements contained herein; provided that nothing herein shall prevent Noteholder from voting in a manner consistent with how the Agent and Lenders vote in such insolvency or like proceeding.

7.12 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

7.13 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

7.14 Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

7.15 Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the Maker and the Original Noteholder have duly executed this Note, as of the date first above written.

AMERICAN VIRTUAL CLOUD

TECHNOLOGIES, INC.

By	/s/ Thomas King	/s/ Daniel D. Phelan
Name:	Thomas King	Daniel D. Phelan
Title:	Chief Financial Officer